UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2007
WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33188	20-3153598
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

607 Pacific Avenue
Bremerton, Washington	98337
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 30, 2007, a purported securities fraud class action lawsuit was commenced in the United States District Court for the Western District of Washington against WSB Financial Group, Inc. (the “Company”), its directors and certain officers. The lawsuit also names the underwriter of the Company’s initial public offering in December 2006, D.A. Davidson & Co. and a former officer of the Company, Brett Green as defendants.
The plaintiffs allege that the defendants violated Sections 11 and 15 of the Securities Act of 1933 in connection with the Company’s initial public offering, and seek an unspecified amount of compensatory damages and other relief. The Company, its directors and officers named as defendants believe that the plaintiffs’ allegations are without merit and intend to vigorously defend this action. It is possible that additional complaints containing similar claims may be made by other plaintiffs. As is typical in these types of claims, it is likely that all such cases will be consolidated into a single action.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

WSB FINANCIAL GROUP, INC.

(Registrant)

November 2, 2007	/s/ David K. Johnson

(Date)	David K. Johnson Chief Executive Officer